                         MARSHALL & ILSLEY CORPORATION               EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                 Three Months Ended September 30
                                                 -------------------------------
PRIMARY                                                1994             1993
- -------                                            ------------     ------------
Earnings:
   Income before extraordinary items                   $44,892          $42,535
   Extraordinary items                                   1,123             -
                                                   ------------     ------------
Net income                                             $46,015          $42,535
                                                   ============     ============

Shares:
  Weighted average number of common shares
    outstanding                                         94,923           98,279
  Additional shares relating to:
    Convertible preferred stock                          3,833            1,963
    Stock options outstanding (a)                        1,401            1,886
    Stock options exercised (c)                             35              -
                                                   ------------     ------------
Total average primary shares outstanding               100,192          102,128
                                                   ============     ============

PRIMARY EARNINGS PER SHARE:
   Income before extraordinary items                     $0.45            $0.42
   Extraordinary items                                    0.01              -
                                                   ------------     ------------
Net income                                               $0.46            $0.42
                                                   ============     ============

FULLY DILUTED
- -------------
Earnings:
  Income before extraordinary items                    $44,892          $42,535
  Add: Interest on convertible notes,
    net of income tax effect                               465              697
                                                   ------------     ------------
  Earnings before extraordinary items, as adjusted      45,357           43,232
  Extraordinary items                                    1,123              -
                                                   ------------     ------------
   Total earnings as adjusted                          $46,480          $43,232
                                                   ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                         94,923           98,279
  Additional shares relating to:
    Convertible preferred stock                          3,833            1,963
    Stock options outstanding (b)                        1,401            2,146
    Stock options exercised (c)                             35               -
    Assumed conversion of convertible notes              3,845            5,794
                                                   ------------     ------------
Total average fully diluted shares outstanding         104,037          108,182
                                                   ============     ============

FULLY DILUTED EARNINGS PER SHARE:
   Income before extraordinary items                     $0.44            $0.40
   Extraordinary items                                    0.01              -
                                                   ------------     ------------
Net income                                               $0.45            $0.40
                                                   ============     ============

Notes:
- ------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price or average market price, whichever is higher.
(c) Based on the treasury stock method using market price at date of exercise.

                         MARSHALL & ILSLEY CORPORATION               EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                  Nine Months Ended September 30
                                                  ------------------------------
PRIMARY                                                1994             1993
- -------                                            ------------     ------------
Earnings:
   Income before extraordinary items                   $46,344         $127,881
   Extraordinary items                                   1,123              -
                                                   ------------     ------------
Net income                                             $47,467         $127,881
                                                   ============     ============

Shares:
  Weighted average number of common shares
    outstanding                                         95,485           98,953
  Additional shares relating to:
    Convertible preferred stock                          2,847            1,963
    Stock options outstanding (a)                        1,421            2,001
    Stock options exercised (c)                            118              -
                                                   ------------     ------------
Total average primary shares outstanding                99,871          102,917
                                                   ============     ============

PRIMARY EARNINGS PER SHARE:
   Income before extraordinary items                     $0.46            $1.24
   Extraordinary items                                    0.01              -
                                                   ------------     ------------
Net income                                               $0.47            $1.24
                                                   ============     ============

FULLY DILUTED
- -------------
Earnings:
  Income before extraordinary items                    $46,344         $127,881
  Add: Interest on convertible notes,
    net of income tax effect                             1,582            2,099
                                                   ------------     ------------
  Earnings before extraordinary items, as adjusted      47,926          129,980
  Extraordinary items                                    1,123              -
                                                   ------------     ------------
   Total earnings as adjusted                          $49,049         $129,980
                                                   ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                         95,485           98,953
  Additional shares relating to:
    Convertible preferred stock                          2,847            1,963
    Stock options outstanding (b)                        1,441            2,472
    Stock options exercised (c)                            118              -
    Assumed conversion of convertible notes              4,830            5,832
                                                   ------------     ------------
Total average fully diluted shares outstanding         104,721          109,220
                                                   ============     ============

FULLY DILUTED EARNINGS PER SHARE:
   Income before extraordinary items                     $0.46            $1.19
   Extraordinary items                                    0.01              -
                                                   ------------     ------------
Net income                                               $0.47            $1.19
                                                   ============     ============

Notes:
- ------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price or average market price, whichever is higher.
(c) Based on the treasury stock method using market price at date of exercise.